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                                                                Exhibit 10.19(b)
July 26, 1999



Gilbert Partida
President & CEO
PriceSmart, Inc.
4649 Morena Blvd.
San Diego, CA.  92117



Dear Gil:

Please be advised that the effective start date of my employment with PriceSmart, Inc. shall be July 27, 1999.


Very Truly Yours,


/s/ Allan C. Youngberg




Agreed:



/s/ Gilbert A. Partida

Gilbert A. Partida

Dated: July 26, 1999

cc: Bob Gans